AGREEMENT TO TERMINATE
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT TO TERMINATE AGREEMENT AND PLAN OF MERGER (this “Termination Agreement”), is entered into as of December 7, 2015, by and between TETRIDYN SOLUTIONS, INC., a Nevada corporation (“TetriDyn”), and OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (“OTE”), on the following:

Premises

A.           TetriDyn and OTE previously entered into that certain Agreement and Plan of Merger (the “Agreement”) dated as of March 12, 2015, which provides for the acquisition by TetriDyn of OTE on the terms and conditions set forth in the Agreement. Section 7.01 of the Agreement provides for certain rights of termination of the Agreement if the Merger (as defined therein) was not completed on or before May 15, 2015. The Merger was not completed by such date, and the parties signed an Amendment to Agreement and Plan of Merger to strike the date of May 15, 2015, each and every time that it appeared therein and insert in the resulting space the date of August 14, 2015. Again the Merger was not completed by such date, and the parties signed a Second Amendment to Agreement and Plan of Merger to strike the date of August 14, 2015, each and every time that it appeared therein and insert in the resulting space the date of October 16, 2015.

B.           As contemplated by the Agreement, TetriDyn prepared and filed with the collaboration of OTE, an application with the California Corporations Commission. As of October 16, 2015, the Merger was not completed, and to date the California Corporations Commission has not completed its review of TetriDyn’s application for fairness determination. This continued uncertainty has interrupted the efforts of the parties to advance their business. Furthermore, in the interim, the circumstances of both parties have changed in that TetriDyn has an opportunity to proceed with beta tests of its Silver Key Solution product line, and OTE is reassessing its project pipeline pending the uncertainty and delays facing its Baha Mar project.

C.           The parties now desire to terminate the Agreement pursuant to Section 7.01 thereof.

Agreement

NOW THEREFORE, upon the foregoing premises, which are incorporated herein by reference, the parties hereby agree as follows:

1.           The Agreement shall be terminated by mutual consent of the parties in accordance with Section 7.01(a) thereof.

2.           The Agreement shall forthwith become void, and there shall be no liability on the part of one Party to the other Party to consummate the transaction contemplated by the Agreement.

3.           All rights and obligations of either party under the Agreement shall cease.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the date first written above by their respective officers, thereunto duly authorized.

TETRIDYN SOLUTIONS, INC. By: /s/ Antoinette Knapp Hempstead Antoinette Knapp Hempstead President OCEAN THERMAL ENERGY CORPORATION By: /s/ Jeremy P. Feakins Jeremy P. Feakins President

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